                                                                 EXHIBIT 10.40.4

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Third Amendment ("Amendment") to Loan and Security Agreement, dated as of March 26, 1998, among L.A. T SPORTSWEAR, INC. ("Borrower"), MELLON BANK, N.A., as Agent ("Agent") and MELLON BANK, N.A. ("Mellon") and the financial institutions now or hereafter a party to the Loan Agreement (as defined below) and listed on Schedule "A" attached thereto and made a part thereof (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (Mellon and the other financial institutions, individually, "Lender" and collectively, "Lenders").


                                   BACKGROUND

         A. On or about April 29, 1996, the parties hereto entered into a Loan and Security Agreement, as amended from time to time ("Loan Agreement") and related agreements, instruments and documents, pursuant to which Lenders established a Revolving Credit for the benefit of Borrower. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

         B. Borrower and Lenders desire to modify certain terms and conditions of the Loan Documents as more fully set forth herein.


                              TERMS AND CONDITIONS

         NOW, THEREFORE, with the foregoing background hereinafter incorporated by reference as if set forth more fully below, and the parties hereto, intending to be legally bound hereby, promise and agree as follows:

         1. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Applicable Base Rate Margin in its entirety and replacing it with the following:

                  Applicable Base Rate Margin - one percent (1%) per annum, provided however, that upon receipt of Borrower's Fiscal Year End audited financial statements, commencing with the fiscal year ending December 27, 1998, and provided that no Event of Default has occurred, and that Borrower has and maintains a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, the "Applicable Base Rate Margin" shall be determined in accordance with the ratio of Borrower's EBITDA to Interest Expense as set forth in the following matrix:

Ratio of EBITDA to Interest Expense                            Applicable Base Rate Margin
-----------------------------------                            ---------------------------
Less than 2.0:1                                                         1.00%
Equal to or greater than 2.0:1 but less than 2.5:1                       .75%
Equal to or greater than 2.5:1 but less than 3.0:1                       .50%
Equal to or greater than 3.0:1 but less than 3.5:1                       .25%
Equal to or greater than 3.5:1                                             0%

         The above pricing index shall be measured annually and shall be effective upon receipt of the Fiscal Year End audited financial statements referenced above.

         2. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Applicable LIBOR Rate Margin in its entirety and replacing it with the following:

                  Applicable LIBOR Rate Margin - three percent (3%) per annum, provided however, that upon receipt of Borrower's Fiscal Year End audited financial statements, commencing with the fiscal year ending December 27, 1998, and provided that no Event of Default has occurred, and that Borrower has and maintains a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, the "Applicable LIBOR Rate Margin" shall be determined in accordance with the ratio of Borrower's EBITDA to Interest Expense as set forth in the following matrix:

Ratio of EBITDA to Interest Expense                            Applicable LIBOR Rate Margin
-----------------------------------                            ----------------------------
Equal to or greater than 2.0:1 but less than 2.5:1                      3.00%
Equal to or greater than 2.5:1 but less than 3.0:1                      2.75%
Equal to or greater than 3.0:1 but less than 3.5:1                      2.50%
Equal to or greater than 3.5:1 but less than 4.0:1                      2.25%
Equal to or greater than 4.0:1                                          2.00%

         The above pricing index shall be measured annually and shall be effective upon receipt of the Fiscal Year End audited financial statements referenced above.


         3. Section 1 of the Loan Agreement is hereby amended by adding the definition of Inventory Turnover Period as follows:

                  Inventory Turnover Period - For the period from the first day of the then current fiscal year through the last day of the then current fiscal year for which such calculation is made, the amount, as expressed in number of days, equal to: (i)
         the quotient of the FIFO book value of Borrower's Inventory as of the last day of the then current fiscal year being measured, divided by Borrower's annual cost of goods sold for the then current fiscal year being measured, multiplied by (ii) 360 days, all determined in accordance with GAAP.


         4. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Revolving Credit Limit in its entirety and replacing it with the following:

                  Revolving Credit Limit - $16,000,000, reducing to $15,000,000, as of June 30, 1998.


         5. Section 1 of the Loan Agreement is hereby amended by deleting the definition of Revolving Credit Maturity Date in its entirety and replacing it with the following:

                  Revolving Credit Maturity Date - March 31, 2001.


         6. Section 2.4 of the Loan Agreement is hereby amended by deleting Subsection (b)(i) and replacing it with the following:

                  (i) Provided that: (A) Borrower has at least $5,000,000 in Base Rate Loans outstanding, (B) Borrower has and maintains an EBITDA to Interest Expense equal to or greater than 2.0:1, and (C) no Event of Default has occurred, Borrower shall have the option to have the unpaid principal balance of Loans (in excess of $5,000,000) under the Revolving Credit bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that LIBOR Rate Loans shall be in $1,000,000 increments and in a minimum amount of Two Million Dollars ($2,000,000).


         7. Section 2.6 of the Loan Agreement is hereby amended by deleting Subsections (d) and (e) and replacing them with the following:

                  (d) Termination Fee: In the event there occurs any termination of the Revolving Credit for any reason whatsoever prior to the Revolving Credit Maturity Date, Borrower, if initiating such termination, may only effect such termination on at least ninety (90) days prior written notice to Agent and in all events Borrower shall pay to Agent for the benefit of Lenders in accordance with their Revolving Credit Pro Rata Percentage, a prepayment premium (the "Termination Fee") in an amount equal to two percent (2%) of the Revolving Credit Limit if such termination occurs prior to or on March 31, 1999, two percent (2%) of the Revolving Credit Limit if the termination occurs thereafter but prior to or on March 31, 2000 and one percent (1%) of the Revolving Credit Limit if such termination occurs at any time thereafter but prior to the Revolving Credit Maturity Date, as well as make full payment of all outstanding Obligations, in which case any and all commitments of Lenders and Agent hereunder shall cease as of such date of termination.

                  (e) Collateral Management Fee: So long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for its sole benefit, a non-refundable audit and collateral management fee ("Collateral Management Fee") in the amount of $6,000 per month payable in advance. Commencing July 1, 1998, the Collateral Management Fee shall be reduced to $5,000 per month payable in advance. The Collateral Management Fee is subject to change, upon receipt of Borrower's Fiscal Year End audited financial statements commencing with the fiscal year ending December 27, 1998, and provided that no Event of Default has occurred, and that Borrower has and maintains a minimum excess availability of $1,000,000 for the ninety (90) day period immediately prior to the delivery of Borrower's Fiscal Year End audited financial statements, based on the ratio of Borrower's EBITDA to Interest Expense as set forth below:

         Ratio of EBITDA to Interest Expense                         Monthly Fee
         -----------------------------------                         -----------
         Less than 3.5:1                                                $5,000
         Equal to or greater than 3.5:1 but less than 4.0:1             $4,000
         Equal to or greater than 4.0:1                                 $3,000

         The above index shall be measured annually and shall be effective as of the first day of the first full month after receipt of the Borrower's Fiscal Year End audited financial statements for the fiscal year just ended.


         8. Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  6.9 Financial Covenants: Borrower shall maintain and comply with the following financial covenants (calculated on the basis of GAAP):

                           (a) Working Capital: Borrower shall have and maintain Working Capital, measured quarterly at the end of each Fiscal Quarter, of not less than: $7,000,000 as of Fiscal Quarter end December, 1997; $6,000,000 as of Fiscal Quarter end March, 1998; $6,500,000 as of Fiscal Quarter end June, 1998; $7,000,000 as of Fiscal Quarter end September, 1998 and for each Fiscal Quarter end thereafter.

     (b) Tangible Net Worth: Borrower shall have and maintain a Tangible Net Worth, on a consolidated basis, measured monthly at each Fiscal Month End, of not less than:

     $9,800,000      as of December, 1997,

     $9,300,000      as of January, 1998,

     $9,100,000      as of February, 1998,

     $9,500,000      as of March, 1998,

     $9,600,000      as of April, 1998,

     $9,700,000      as of May, 1998,

     $9,800,000      as of June, 1998 through August, 1998,

    $10,000,000      as of September, 1998 through
                     November, 1999

    $10,400,000      as of December, 1999 through
                     November, 2000,

    $10,800,000      as of each Fiscal Month End
                     thereafter.


     (c) Net Income: Borrower shall have and maintain a Net Income, on a consolidated basis, measured annually, of not less than: <$1,000,000> as of the close of Fiscal Year End 1997; $0 as of the close of Fiscal Year End 1998; $400,000 as of the close of Fiscal Year End 1999 and for each Fiscal Year End thereafter.

     (d) Current Ratio: Borrower shall have and maintain a Current Ratio, on a consolidated basis, measured monthly at each Fiscal Month End, of not less than: 1.15:1 as of December, 1997 through May, 1998; 1.20:1 as of June, 1998 through November, 1999; 1.25:1 as of December, 1999 through November, 2000; and 1.30:1 as of each Fiscal Month End thereafter.

     (e) Debt to Tangible Net Worth: Borrower shall have and maintain a Debt to Tangible Net Worth Ratio, on a consolidated basis, measured quarterly at the end of each Fiscal Quarter, not to exceed: 3.50:1 as of Fiscal Quarter end December, 1997; 3.25:1 as of Fiscal Quarter end March, 1998; 3.00:1
     as of Fiscal Quarter end June, 1998; 2.75:1 as of Fiscal Quarter end September, 1998; 2.50:1 as of Fiscal Quarter end December, 1998 and for each Fiscal Quarter end thereafter.

          (f) Capital Expenditure: Borrower shall not expend for Capital Expenditures in excess of $200,000 during the fiscal year ending December, 1997. Borrower shall not expend for Capital Expenditures in excess of the following amounts as of the corresponding dates, all on a cumulative basis:
     (i) $600,000 through Fiscal Quarter end March, 1998; (ii) $700,000 through Fiscal Quarter end June, 1998; (iii) $700,000 through Fiscal Quarter end September, 1998; and (iv) $750,000 through Fiscal Quarter end December, 1998. Borrower shall not expend for Capital Expenditures in excess of $500,000 during each fiscal year thereafter, all on a non-cumulative basis. Borrower shall fund at least sixty percent (60%) of Capital Expenditures with long term debt during the fiscal year ending December, 1998, and each fiscal year thereafter, on terms acceptable to Agent.

          (g) Inventory Turnover. Borrower shall have and maintain an Inventory Turnover Period not to exceed 120 days during fiscal year ending December, 1998, and each fiscal year thereafter.

          (h) Calculation and Establishment of Financial Covenants: Borrower shall not include the reversal of asset reserves established as of December 30, 1995 in the calculation of, and for the purposes of meeting, the financial covenants set forth above and for determining the EBITDA to Interest Expense calculations referred to in this Agreement.


     9. Conditions to Closing: Agent's and Lenders' obligation to enter into this Amendment are subject to the following conditions having been satisfied in full to Agents and Lenders' satisfaction:


        (a)    Execution and delivery of this Amendment to Agent;


        (b) Delivery of a certification by the Chief Executive Officer of Borrower that there has not occurred any material adverse change, since December 31, 1997, in the operations and condition (financial or otherwise) of Borrower;

        (c) Delivery of such other documentation or documents as Agent may reasonable require;


        (d) No Event of Default shall have occurred under the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement; and

        (e) Payment or reimbursement to Agent for all legal expenses incurred by Agent or Lenders to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.

     10. Confirmation of Indebtedness: Borrower hereby acknowledges and confirms that as of the close of business on 3-25-98, it is indebted to Lenders under the Loan Documents, in the aggregate principal amount of eleven million five hundred ninety two thousand four hundred thirty two and 03/100 Dollars ($11,592,432.03), comprised of $11,592,432.03 outstanding with respect to the Revolving Credit Loans and $0 representing the face value of issued and outstanding Letters of Credit issued for the benefit of Borrower, plus all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Loan Documents, without defense, setoff, claim or counterclaim, of any nature.

    11. Confirmation of Security Interest: Borrower hereby confirms that all Collateral, liens, and security interests at any time granted by Borrower to Agent for the benefit of Lenders, shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrower to Lenders to the full extent set forth in the Loan Agreement, as amended hereby. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Agent for the benefit of Lenders. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Agent's existing security interest in and Liens upon the Collateral.

     12. Representation and Warranties: Borrower represents and warrants to Lender that:

        (a) All warranties and representations made to Agent and/or Lenders under the Loan Agreement are true and correct as of the date hereof; except as to certain closed locations on Schedule 5.2 which lender has been notified.

        (b) The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate or partnership action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the Property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any Property of Borrower;

        (c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, legal, binding and enforceable in accordance with the respect of terms; and

        (d) No Event of Default has occurred under the Loan Agreement and that no event has occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement.

    13. Incorporation: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Loan Agreement, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement shall mean the Loan Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Loan Agreement, the terms and provisions hereof shall control. All other terms and provisions of the Loan Agreement unless expressly modified herein shall remain in full force and effect.

    14. No Modification: No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

    15. Waiver: Nothing herein shall be construed to constitute a waiver of any breach of any representation, warranty or covenant made or agreed to by Borrower under the Loan Documents as amended hereby, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation by Borrower, are expressly reserved by Agent and Lenders.

    16. Governing Law: This terms and provisions of this Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

    17. Counterparts: This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

                                                                   SCHEDULE 5.2


                               Places of Business


-----------------------------------------------------------------------------------------------------------------------
                     LOCATION                         TYPE OF ACTIVITY                  OWNED OR LEASED FACILITY
-----------------------------------------------------------------------------------------------------------------------
           1200 Airport Drive                  Corporate Headquarters              Owned by Debtor
           Ball Ground, Georgia 30107          L.A. T Division
           (Cherokee County)                   Manufacturing, Distribution and
                                               Administration
-----------------------------------------------------------------------------------------------------------------------
* closed   515 Brown Industrial Parkway        Screen Printed Headquarters         Leased by Debtor
           Canton, Georgia 30114               L.A. T Division                     Lessor: Topple Higdon Partnership
           (Cherokee County)                   Printing, Distribution and
                                               Administration
-----------------------------------------------------------------------------------------------------------------------
           200 Industrial Park                 Manufacturing                       Leased by Debtor
           Roberta, Georgia 31078                                                  Lessor: Development Authority of
           (Crawford County)                                                               Crawford County
                                                                                           P.O. Box 700
                                                                                           Roberta, Georgia 31078
-----------------------------------------------------------------------------------------------------------------------
           4850 Ballground Highway             Manufacturing and Raw Material      Owned by Debtor
           Ballground, Georgia 30107           Storage                             Mortgage:      Bank of Canton
           (Cherokee County)                                                                      P.O. Box 649
                                                                                                  Canton, Georgia
                                                                                                  30114
-----------------------------------------------------------------------------------------------------------------------
           521 Graves Street                   Manufacturing                       Leased by Debtor
* closed   Fyffe, Alabama 35971                                                    Lessor:        Industrial
           (DeKalb County)                                                                        Development Board of
                                                                                                  the Town of Fyffe,
                                                                                                  Alabama
-----------------------------------------------------------------------------------------------------------------------
           2650 Button Gwinnett Drive #B       Full Line Division Distribution     Leased by Debtor
           Doraville, Georgia 30340            Center and Administration           Lessor: John W. Rooker
           (Gwinnett County)
-----------------------------------------------------------------------------------------------------------------------
           1297 N. Post Oak #150-190           Distribution Center                 Leased by Debtor
           Houston, Texas 77055                                                    Lessor: Security Capital Industrial
           (Harris County)                                                                 Trust
-----------------------------------------------------------------------------------------------------------------------
           26150 Richmond Road                 Distribution Center                 Leased by Debtor
           Bedford Heights, Ohio 44146                                             Lessor: The Joseph Naiman Insurance
           (Cuyahoga County)                                                               Trust
-----------------------------------------------------------------------------------------------------------------------
           2356 Moore Avenue                   Distribution Center                 Leased by Debtor
           Fullerton, California 92633                                             Lessor: TCW Realty Fund VA Holding
           (Orange County)                                                                 Company and TCW Realty
                                                                                           Fund VB
-----------------------------------------------------------------------------------------------------------------------
           115 Progress Drive                  Distribution Center                 Leased by Debtor
* closed   Manchester, Connecticut 06040                                           Lessor: Manchester Progress
           (Fairfield County)                                                              Development Corporation
-----------------------------------------------------------------------------------------------------------------------

* [closed]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


                                    MELLON BANK, N.A., as Agent and Lender


                                    By: /s/ Roger Attix
                                       -----------------------------------
                                       Roger Attix
                                       Vice President


                                    L.A. T SPORTSWEAR, INC.


                                    By: /s/ Isador E. Mitzner
                                       -----------------------------------
                                    Name: Isador E. Mitzner
                                    Title: CEO


                                    Attest: /s/ John Hankinson       (Seal)
                                           --------------------------
                                           John Hankinson
                                           CFO

                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER

         This Certificate is being delivered to you pursuant to the terms of that certain Third Amendment to Loan and Security Agreement ("Amendment"), of even date herewith, among L.A. T SPORTSWEAR, INC. ("Borrower"), MELLON BANK, N.A., as Agent and MELLON BANK, N.A. and the financial institutions now or hereafter a party to the Loan Agreement and listed on Schedule "A" attached thereto and made a part thereof (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Amendment.


         The undersigned, to the best of his knowledge, hereby states that:

         1. All representations and warranties set forth in the Amendment are true and correct on and as of the date hereof.

         2. Borrower is, on this day, in compliance with all the terms and provisions set forth in the Amendment.

         3. Other than as specifically described in the Amendment, no Event of Default has occurred and no event or condition has occurred or is continuing which with the giving of notice, the lapse of time, or both, will constitute an Event of Default as defined in the Loan Agreement.

         4. There has been no material adverse change in the operations or condition of Borrower, financial or otherwise, since December 31, 1997 in connection with this transaction.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the ___ day of March, 1998.

                                     /s/ Isador E. Mitzner
                                    ---------------------------------------
                                    Name: Isador E. Mitzner
                                    Title: Chief Executive Officer
                                           L.A. T Sportswear, Inc.


                                    Attest: /s/ John Hankinson
                                           --------------------------------
                                           John Hankinson
                                                CFO